As filed with the Securities and Exchange Commission on September 3, 2009
Registration No. 33-49335

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	42-6234555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Mulberry Street Des Moines, Iowa 50309
(Address of principal executive office, including zip code)

Employers Mutual Casualty Company 1993 Employee Stock Purchase Plan
(Full title of the plan)

Richard W. Hoffmann EMC Insurance Group Inc. 717 Mulberry Street Des Moines, Iowa 50309 (515) 345-2450
(Name, address and telephone number, including area code, of agent for service)

Indicate by checkmark whether the registrant is a large accelerated filer, an  accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

Pursuant to a registration statement on Form S-8 (Registration No. 33-49335) (the “Registration Statement”) EMC Insurance Group Inc. (the “Company”) registered an aggregate of 500,000 shares of its common stock, $1.00 par value per share (“Common Stock”), to be issued in connection with the Employers Mutual Casualty Company 1993 Employee Stock Purchase Plan (the “Plan”).

The Plan has been terminated by Employers Mutual Casualty Company and no additional shares of common stock will be offered under this Registration Statement.  In accordance with the undertaking made by the Company in the Registration Statement to deregister, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration 217,862 shares of Common Stock registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment No. 1.

Item 8.  Exhibits.

The exhibits accompanying this Post-Effective Amendment No. 1 to the Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on September 3, 2009.

EMC INSURANCE GROUP INC.

By: /s/ Bruce G. Kelley
Bruce G. Kelley
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Bruce G. Kelley	September 3, 2009
Bruce G. Kelley
President, Chief Executive Officer
and Director (Principal Executive Officer)

By: /s/ Mark E. Reese	September 3, 2009
Mark E. Reese
Senior Vice President and Chief Financial
Officer (Principal Financial and Accounting Officer)

*	September 3, 2009
Margaret A. Ball, Vice Chair of the Board of Directors

*	September 3, 2009
George C. Carpenter III Chair of the Board of Directors

*	September 3, 2009
Steven A. Crane, Director

*	September 3, 2009
Robert L. Howe, Director

*	September 3, 2009
Raymond A. Michel, Director

*	September 3, 2009
Gretchen H. Tegeler, Director

*	By /s/ Mark E. Reese	September 3, 2009
Mark E. Reese
(Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number	Description

24	Power of Attorney